Exhibit 99.1

Envestnet Reports Third Quarter 2024 Financial Results

Berwyn, PA — November 7, 2024 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and nine months ended September 30, 2024.

	Three months ended			Nine months ended
Key Financial Metrics	September 30,		%	September 30,		%
(in millions, except per share data)	2024	2023	Change	2024	2023	Change
GAAP:
Total revenue	$345.9	$316.8	9%	$1,019.2	$928.0	10%
Net income (loss) attributable to Envestnet, Inc.	$(1.7)	$7.1	(123)%	$(78.3)	$(55.6)	(41)%
Net income (loss) attributable to Envestnet, Inc. per diluted share	$(0.03)	$0.13	(123)%	$(1.42)	$(1.02)	(39)%

Non-GAAP:
Adjusted EBITDA(1)	$80.5	$65.3	23%	$228.7	$175.4	30%
Adjusted net income(1)	$46.5	$36.6	27%	$122.3	$97.2	26%
Adjusted net income per diluted share(1)	$0.70	$0.56	25%	$1.84	$1.47	25%
Free cash flow(1)	$76.2	$9.4	*	$123.3	$(15.6)	*
__________________________________________________
*Not meaningful

Financial Results for the Third Quarter 2024 Compared to the Third Quarter 2023

Total revenue increased 9% to $345.9 million for the third quarter of 2024 from $316.8 million for the third quarter of 2023. Asset-based recurring revenue increased 16% and represented 65% of total revenue for the third quarter of 2024, compared to 61% of total revenue for the third quarter of 2023. Subscription-based recurring revenue remained consistent and represented 33% of total revenue for the third quarter of 2024, compared to 36% of total revenue for the third quarter of 2023. Professional services and other non-recurring revenue decreased 30% for the third quarter of 2024 from the third quarter of 2023.

Total operating expenses increased 7% to $338.9 million for the third quarter of 2024 from $316.2 million for the third quarter of 2023. Direct expense increased 13% to $136.5 million for the third quarter of 2024 from $120.4 million for the third quarter of 2023. Employee compensation decreased 9% to $103.5 million for the third quarter of 2024 from $113.3 million for the third quarter of 2023. Employee compensation was 30% of total revenue for the third quarter of 2024, compared to 36% of total revenue for the third quarter of 2023. General and administrative expense increased 27% to $63.4 million for the third quarter of 2024 from $50.1 million for the third quarter of 2023. General and administrative expense was 18% of total revenue for the third quarter of 2024, compared to 16% of total revenue for the third quarter of 2023.

Income from operations was $7.0 million for the third quarter of 2024 compared to income from operations of $0.6 million for the third quarter of 2023. Net loss attributable to Envestnet, Inc. was $1.7 million, or $(0.03) per diluted share, for the third quarter of 2024 compared to net income attributable to Envestnet, Inc. of $7.1 million, or $0.13 per diluted share, for the third quarter of 2023.

Adjusted EBITDA(1) increased 23% to $80.5 million for the third quarter of 2024 from $65.3 million for the third quarter of 2023. Adjusted net income(1) increased 27% to $46.5 million, or $0.70 per diluted share, for the third quarter of 2024 from $36.6 million, or $0.56 per diluted share, for the third quarter of 2023. Free cash flow(1) increased to $76.2 million for the third quarter of 2024 from $9.4 million for the third quarter of 2023.

Balance Sheet and Liquidity

As of September 30, 2024, Envestnet had $193.4 million in cash and cash equivalents and $892.5 million in outstanding debt. Debt as of September 30, 2024 consisted of $317.5 million in convertible notes maturing in 2025 and $575.0 million in convertible notes maturing in 2027. Envestnet's $500.0 million revolving credit facility was undrawn as of September 30, 2024.

Segment Reporting

On October 1, 2023, the Company changed the composition of its reportable segments to reflect the way that the Company's chief operating decision maker reviews the operating results, assesses performance and allocates resources. All segment information presented within this Exhibit 99.1 for the three and nine months ended September 30, 2024 is presented in conjunction with the current organizational structure, with prior periods adjusted accordingly.

Correction of Immaterial Errors

In July 2024, the Company identified that as a result of a clerical error an event of default had occurred pursuant to the indenture under which the Convertible Notes due 2025 had been issued, and therefore the Convertible Notes due 2025 should have been classified as current debt instead of as non-current debt as previously recorded in the condensed consolidated balance sheets. Upon identification, the Company promptly cured the technical default. Upon analysis, the Company concluded that the classification error was immaterial in prior period financial statements as the event of default was caused by a clerical error and was not reflective of noncompliance with any factors impacting the Company’s liquidity or financial covenants. If the Company had identified the technical default in the prior period and classified the debt as current, the matter would have been disclosed and promptly resolved. Therefore, amendment of previously filed reports was not required. However, the Company corrected this immaterial error in the prior year reported within this press release.

During the fourth quarter of 2023, the Company identified that the arrangement with a third-party for the use of cloud hosted virtual servers which was previously accounted for as a finance lease transaction and included as a component of property and equipment, net in the condensed consolidated balance sheets should have been recognized as a prepayment included within prepaid expenses and other current assets and other assets in the condensed consolidated balance sheets. The Company concluded that the classification of these transactions was immaterial in prior period financial statements and that amendment of previously filed reports was not required. However, the Company corrected this immaterial error in the prior periods reported within this press release.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and insight are delivered. Our mission is to empower financial advisors and service providers with innovative technology, solutions and intelligence. Envestnet's clients include more than 111,000 advisors, 17 of the 20 largest U.S. banks, 48 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, all of which leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit http://www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, goodwill impairment, gain on deconsolidation, non‑cash compensation expense, restructuring charges and transaction costs, merger related costs, Convertible Promissory Note impairment, severance expense, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustments to investments in private companies, (gain) loss from equity method investments and loss attributable to non‑controlling interest.

“Adjusted net income” represents net income (loss) before income tax provision (benefit), gain (loss) from equity method investments, deferred revenue fair value adjustment, non‑cash interest expense, cash interest on our Convertible Notes, amortization of acquired intangibles, goodwill impairment, gain on deconsolidation, non‑cash compensation expense, restructuring charges and transaction costs, merger related costs, Convertible Promissory Note impairment, severance expense, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, fair market value adjustments to investments in private companies and loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted average shares outstanding. For purposes of the adjusted net income per share calculation, we assume all potential shares to be issued in connection with our convertible notes are dilutive.

"Free cash flow" represents net cash provided by (used in) operating activities less purchases of property and equipment and capitalization of internally developed software.

For further information see reconciliations of Non-GAAP Financial Measures on pages 8-14 of this press release, and the section entitled "Non-GAAP Financial Measures" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at http://www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenue, net income (loss), net income (loss) per share or net cash provided by (used in) operating activities determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning our strategic and operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to our pending merger with affiliates of vehicles managed or advised by Bain Capital Private Equity, LP. (the "Merger"), projections of our future financial performance, our anticipated growth and trends in our business and other characteristics of future events or circumstances are forward-looking statements. These statements involve risks and uncertainties and our actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect our business and the price of our common stock; the failure to satisfy any of the conditions to the consummation of the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances requiring us to pay a termination fee; the effect of the announcement or pendency of the Merger on our business relationships, operating results and business relationships, operating results and business generally; risks that the Merger disrupts our current plans and operations (including the ability of certain customers to terminate or amend contracts upon a change of control); our ability to retain, hire and integrate skilled personnel, including our senior management team and maintain relationships with key business partners and customers, and others with whom we do business, in light of the Merger; risks related to diverting management's attention from our ongoing business operations; unexpected costs, charges or expenses resulting from the Merger; the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; potential litigation relating to the Merger that could be instituted against the parties to the merger agreement or their respective directors, managers or officers; the effects of any outcomes related thereto; certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transactions; uncertainty as to timing of completion of the Merger; risks that the benefits of the Merger are not realized when and as expected; adverse economic or global market conditions, including periods of rising inflation and market interest rates, and governmental responses to such conditions; the conflicts in the Middle East and between Russia and Ukraine, including related sanctions and their impact on the global economy and capital markets; the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets, particularly goodwill and intangible assets; the amount of our debt, our ability to service our debt and risks associated with derivative transactions associated with our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; increased geopolitical unrest and other events outside of our control that could adversely affect the global economy or specific international, regional and domestic markets; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; the failure to protect our intellectual property rights; our reliance on outsourcing arrangements; activist shareholders hindering the execution of our business strategy, diverting board and management attention and resources and causing us to incur substantial expenses; public health crises, pandemics or similar events; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; our ability to introduce new solutions and services and enhancements; regulatory compliance failures; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for cybersecurity breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; general economic, political and regulatory conditions; global events, natural disasters, environmental disasters, terrorist attacks and pandemics, including their impact on the economy and trading markets; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the SEC which are available on the SEC’s website at http://www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 7, 2024 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	media@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$193,356	$91,378
Fees receivable, net	110,098	120,958
Prepaid expenses and other current assets	59,570	51,472
Total current assets	363,024	263,808
Property and equipment, net	41,632	48,223
Internally developed software, net	207,311	224,713
Intangible assets, net	301,426	338,068
Goodwill	690,885	806,563
Operating lease right-of-use assets, net	63,600	69,154
Investments in unconsolidated entities	93,378	56,292
Other assets	67,448	70,431
Total assets	$1,828,704	$1,877,252

Liabilities and equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$261,464	$241,424
Operating lease liabilities	11,768	12,909
Deferred revenue	28,732	38,201
Current portion of debt	315,896	314,532
Total current liabilities	617,860	607,066
Debt, net of current portion	564,429	562,080
Operating lease liabilities, net of current portion	93,115	100,830
Deferred tax liabilities, net	15,169	16,568
Other liabilities	11,518	16,202
Total liabilities	1,302,091	1,302,746

Equity:
Total stockholders’ equity attributable to Envestnet, Inc.	526,613	568,191
Non-controlling interest	—	6,315
Total liabilities and equity	$1,828,704	$1,877,252

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Asset-based	$224,980	$193,901	$647,081	$556,595
Subscription-based	115,402	114,939	350,852	346,977
Total recurring revenue	340,382	308,840	997,933	903,572
Professional services and other revenue	5,567	8,007	21,239	24,416
Total revenue	345,949	316,847	1,019,172	927,988

Operating expenses:
Direct expense	136,488	120,421	407,472	354,309
Employee compensation	103,487	113,334	311,205	344,646
General and administrative	63,438	50,091	168,427	158,816
Depreciation and amortization	35,530	32,400	115,155	95,985
Goodwill impairment	—	—	96,269	—
Gain on deconsolidation	—	—	(19,523)	—
Total operating expenses	338,943	316,246	1,079,005	953,756

Income (loss) from operations	7,006	601	(59,833)	(25,768)
Other expense, net	(4,277)	(2,001)	(13,446)	(12,012)
Income (loss) before income tax provision (benefit) and equity method investments	2,729	(1,400)	(73,279)	(37,780)

Income tax provision (benefit)	2,864	(8,824)	3,717	15,363
Loss from equity method investments	(1,526)	(2,368)	(3,327)	(7,694)

Net income (loss)	(1,661)	5,056	(80,323)	(60,837)
Add: Net loss attributable to non-controlling interest	—	2,035	1,974	5,284
Net income (loss) attributable to Envestnet, Inc.	$(1,661)	$7,091	$(78,349)	$(55,553)

Net income (loss) attributable to Envestnet, Inc. per share:
Basic	$(0.03)	$0.13	$(1.42)	$(1.02)
Diluted	$(0.03)	$0.13	$(1.42)	$(1.02)
Weighted average common shares outstanding:
Basic	55,273,324	54,562,270	55,100,239	54,380,231
Diluted	55,273,324	54,970,616	55,100,239	54,380,231

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(80,323)	$(60,837)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	115,155	95,985
Non-cash compensation expense	53,204	58,141
Non-cash interest expense	4,237	4,258
Non-cash goodwill impairment	96,269	—
Non-cash gain on deconsolidation	(19,523)	—
Non-cash Convertible Promissory Note impairment	3,700	—
Loss from equity method investments	3,327	7,694
Fair market value adjustments to investments in private companies	1,508	(2,804)
Lease related impairments	689	2,483
Other	(1,173)	(303)
Changes in operating assets and liabilities:
Fees receivable, net	6,578	(9,621)
Prepaid expenses and other assets	(7,944)	(17,534)
Accounts payable, accrued expenses and other liabilities	14,218	278
Deferred revenue	(3,513)	(3,974)
Net cash provided by operating activities	186,409	73,766
Cash flows from investing activities:
Purchases of property and equipment	(5,939)	(18,275)
Capitalization of internally developed software	(57,127)	(71,117)
Deconsolidation of non-controlling interest	(11,073)	—
Investments in private companies	(3,055)	(4,175)
Acquisition of proprietary technology	(4,481)	(12,000)
Issuance of loan receivable to private company	—	(20,000)
Other	—	400
Net cash used in investing activities	(81,675)	(125,167)
Cash flows from financing activities:
Proceeds from borrowings on Revolving Credit Facility	—	55,000
Payments related to Revolving Credit Facility	—	(55,000)
Payments related to Convertible Notes	—	(45,000)
Proceeds from exercise of stock options	1,081	839
Payments related to tax withholdings for stock-based compensation	(15,847)	(17,004)
Payments related to share repurchases	—	(9,289)
Proceeds from capital contributions received by non-controlling interest	12,012	—
Purchase of non-controlling units from third-party shareholders	—	(1,008)
Other	4	4
Net cash used in financing activities	(2,750)	(71,458)
Effect of exchange rate on changes on cash and cash equivalents	(6)	3,897
Net change in cash and cash equivalents	101,978	(118,962)
Cash and cash equivalents, beginning of period	91,378	162,173
Cash and cash equivalents, end of period	$193,356	$43,211

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (loss)	$(1,661)	$5,056	$(80,323)	$(60,837)
Add (deduct):
Deferred revenue fair value adjustment (a)	—	—	—	69
Interest income (b)	(3,243)	(1,553)	(7,814)	(4,567)
Interest expense (b)	7,404	6,202	19,590	19,053
Income tax provision (benefit)	2,864	(8,824)	3,717	15,363
Depreciation and amortization	35,530	32,400	115,155	95,985
Goodwill impairment	—	—	96,269	—
Gain on deconsolidation	—	—	(19,523)	—
Non-cash compensation expense (d)	16,484	17,298	53,204	58,141
Restructuring charges and transaction costs (e)	4,002	1,695	9,368	12,366
Merger related costs (c)	9,021	—	14,116	—
Convertible Promissory Note impairment (c)	3,700	—	3,700	—
Severance expense (d)	3,508	11,482	7,602	25,904
Litigation, regulatory and other governance related expenses (c)	1,253	604	7,561	5,823
Foreign currency (b)	116	223	162	330
Non-income tax expense adjustment (c)	37	(26)	(51)	(224)
Fair market value adjustments to investments in private companies (b)	—	(2,871)	1,508	(2,804)
Loss from equity method investments	1,526	2,368	3,327	7,694
Loss attributable to non-controlling interest	—	1,277	1,160	3,082
Adjusted EBITDA	$80,541	$65,331	$228,728	$175,378
__________________________________________________________
(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within employee compensation expense in the condensed consolidated statements of operations.
(e)For the three months ended September 30, 2024 and 2023, $2.2 million and $1.2 million, respectively, were included within general and administrative expense and $1.8 million and $0.5 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations. For the nine months ended September 30, 2024 and 2023, $6.3 million and $10.2 million, respectively, were included within general and administrative expense and $3.1 million and $2.2 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income (loss)	$(1,661)	$5,056	$(80,323)	$(60,837)
Income tax provision (benefit) (a)	2,864	(8,824)	3,717	15,363
Loss from equity method investments	(1,526)	(2,368)	(3,327)	(7,694)
Income (loss) before income tax provision (benefit) and equity method investments	2,729	(1,400)	(73,279)	(37,780)
Add (deduct):
Deferred revenue fair value adjustment (b)	—	—	—	69
Non-cash interest expense (d)	1,420	1,389	4,237	4,258
Cash interest - Convertible Notes (d)	5,664	4,368	14,402	13,476
Amortization of acquired intangibles (e)	14,542	15,124	43,741	47,784
Goodwill impairment	—	—	96,269	—
Gain on deconsolidation	—	—	(19,523)	—
Non-cash compensation expense (f)	16,484	17,298	53,204	58,141
Restructuring charges and transaction costs (g)	4,002	1,695	9,368	12,366
Merger related costs (c)	9,021	—	14,116	—
Convertible Promissory Note impairment (c)	3,700	—	3,700	—
Severance expense (f)	3,508	11,482	7,602	25,904
Litigation, regulatory and other governance related expenses (c)	1,253	604	7,561	5,823
Foreign currency (d)	116	223	162	330
Non-income tax expense adjustment (c)	37	(26)	(51)	(224)
Fair market value adjustments to investments in private companies (d)	—	(2,871)	1,508	(2,804)
Loss attributable to non-controlling interest	—	1,277	1,160	3,082
Adjusted net income before income tax effect	62,476	49,163	164,177	130,425
Income tax effect (h)	(15,931)	(12,536)	(41,865)	(33,258)
Adjusted net income	$46,545	$36,627	$122,312	$97,167

Basic number of weighted average shares outstanding	55,273,324	54,562,270	55,100,239	54,380,231
Effect of dilutive shares:
Convertible Notes	10,811,884	10,811,884	10,811,884	11,176,254
Non-vested RSUs and PSUs	660,528	361,982	607,653	438,520
Options to purchase common stock	41,701	46,364	40,127	64,507
Diluted number of weighted average shares outstanding	66,787,437	65,782,500	66,559,903	66,059,512

Adjusted net income per diluted share	$0.70	$0.56	$1.84	$1.47
__________________________________________________________
(a)For the three months ended September 30, 2024 and 2023, the effective tax rate computed in accordance with GAAP equaled 238.1% and 234.2%, respectively. For the nine months ended September 30, 2024 and 2023, the effective tax rate computed in accordance with GAAP equaled (4.9)% and (33.8)%, respectively.
(b)Included within subscription-based revenue in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within depreciation and amortization expense in the condensed consolidated statements of operations.
(f)Included within employee compensation expense in the condensed consolidated statements of operations.
(g)For the three months ended September 30, 2024 and 2023, $2.2 million and $1.2 million, respectively, were included within general and administrative expense and $1.8 million and $0.5 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations. For the nine months ended September 30, 2024 and 2023, $6.3 million and $10.2 million, respectively, were included within general and administrative expense and $3.1 million and $2.2 million, respectively, were included within employee compensation expense in the condensed consolidated statements of operations.
(h)An estimated normalized tax rate of 25.5% has been used to compute adjusted net income for the three and nine months ended September 30, 2024 and 2023.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$95,355	$35,290	$186,409	$73,766
Less: Purchases of property and equipment	(767)	(1,540)	(5,939)	(18,275)
Less: Capitalization of internally developed software	(18,376)	(24,316)	(57,127)	(71,117)
Free cash flow	$76,212	$9,434	$123,343	$(15,626)

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended September 30, 2024
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$224,980	$—	$—	$224,980
Subscription-based	82,717	32,685	—	115,402
Total recurring revenue	307,697	32,685	—	340,382
Professional services and other revenue	3,826	1,741	—	5,567
Total revenue	311,523	34,426	—	345,949

Operating expenses:
Direct expense
Asset-based	127,979	—	—	127,979
Subscription-based	1,513	7,084	—	8,597
Professional services and other	(88)	—	—	(88)
Total direct expense	129,404	7,084	—	136,488
Employee compensation	76,350	11,468	15,669	103,487
General and administrative	28,034	15,275	20,129	63,438
Depreciation and amortization	27,425	8,105	—	35,530
Total operating expenses	261,213	41,932	35,798	338,943

Income (loss) from operations	50,310	(7,506)	(35,798)	7,006
Add (deduct):
Depreciation and amortization	27,425	8,105	—	35,530
Non-cash compensation expense (b)	11,048	1,823	3,613	16,484
Restructuring charges and transaction costs (c)	2,738	17	1,247	4,002
Merger related costs (a)	—	—	9,021	9,021
Convertible Promissory Note impairment (a)	—	3,700	—	3,700
Severance expense (b)	725	—	2,783	3,508
Litigation, regulatory and other governance related expenses (a)	—	1,253	—	1,253
Non-income tax expense adjustment (a)	37	—	—	37
Adjusted EBITDA	$92,283	$7,392	$(19,134)	$80,541
__________________________________________________________
(a)Included within general and administrative expense in the condensed consolidated statements of operations.
(b)Included within employee compensation expense in the condensed consolidated statements of operations.
(c)$2.2 million was included within general and administrative expense and $1.8 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2024
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$647,081	$—	$—	$647,081
Subscription-based	251,619	99,233	—	350,852
Total recurring revenue	898,700	99,233	—	997,933
Professional services and other revenue	14,741	6,498	—	21,239
Total revenue	913,441	105,731	—	1,019,172

Operating expenses:
Direct expense:
Asset-based	376,498	—	—	376,498
Subscription-based	4,418	21,057	—	25,475
Professional services and other	5,499	—	—	5,499
Total direct expense	386,415	21,057	—	407,472
Employee compensation	228,756	35,032	47,417	311,205
General and administrative	82,764	45,859	39,804	168,427
Depreciation and amortization	92,618	22,537	—	115,155
Goodwill impairment	—	96,269	—	96,269
Gain on deconsolidation	(19,523)	—	—	(19,523)
Total operating expenses	771,030	220,754	87,221	1,079,005

Income (loss) from operations	142,411	(115,023)	(87,221)	(59,833)
Add (deduct):
Depreciation and amortization	92,618	22,537	—	115,155
Goodwill impairment	—	96,269	—	96,269
Gain on deconsolidation	(19,523)	—	—	(19,523)
Non-cash compensation expense (b)	33,795	5,591	13,818	53,204
Restructuring charges and transaction costs (c)	4,844	756	3,768	9,368
Merger related costs (a)	—	—	14,116	14,116
Convertible Promissory Note impairment (a)	—	3,700	—	3,700
Severance expense (b)	3,161	13	4,428	7,602
Litigation, regulatory and other governance related expenses (a)	—	7,561	—	7,561
Non-income tax expense adjustment (a)	(51)	—	—	(51)
Loss attributable to non-controlling interest	1,160	—	—	1,160
Adjusted EBITDA	$258,415	$21,404	$(51,091)	$228,728
__________________________________________________________
(a)Included within general and administrative expense in the condensed consolidated statements of operations.
(b)Included within employee compensation expense in the condensed consolidated statements of operations.
(c)$6.3 million was included within general and administrative expense and $3.1 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended September 30, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$193,901	$—	$—	$193,901
Subscription-based	81,000	33,939	—	114,939
Total recurring revenue	274,901	33,939	—	308,840
Professional services and other revenue	4,342	3,665	—	8,007
Total revenue	279,243	37,604	—	316,847

Operating expenses:
Direct expense:
Asset-based	112,938	—	—	112,938
Subscription-based	1,839	6,018	—	7,857
Professional services and other	(374)	—	—	(374)
Total direct expense	114,403	6,018	—	120,421
Employee compensation	78,873	20,395	14,066	113,334
General and administrative	30,093	12,388	7,610	50,091
Depreciation and amortization	25,603	6,797	—	32,400
Total operating expenses	248,972	45,598	21,676	316,246

Income (loss) from operations	30,271	(7,994)	(21,676)	601
Add (deduct):
Depreciation and amortization	25,603	6,797	—	32,400
Non-cash compensation expense (b)	10,955	2,175	4,168	17,298
Restructuring charges and transaction costs (c)	1,432	(98)	361	1,695
Severance expense (b)	4,901	5,902	679	11,482
Litigation, regulatory and other governance related expenses (a)	—	629	(25)	604
Non-income tax expense adjustment (a)	(26)	—	—	(26)
Loss attributable to non-controlling interest	1,277	—	—	1,277
Adjusted EBITDA	$74,413	$7,411	$(16,493)	$65,331
__________________________________________________________
(a)Included within general and administrative expense in the condensed consolidated statements of operations.
(b)Included within employee compensation expense in the condensed consolidated statements of operations.
(c)$1.2 million was included within general and administrative expense and $0.5 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue:
Asset-based	$556,595	$—	$—	$556,595
Subscription-based	241,214	105,763	—	346,977
Total recurring revenue	797,809	105,763	—	903,572
Professional services and other revenue	17,907	6,509	—	24,416
Total revenue	815,716	112,272	—	927,988

Operating expenses:
Direct expense:
Asset-based	324,093	—	—	324,093
Subscription-based	5,474	17,080	—	22,554
Professional services and other	7,662	—	—	7,662
Total direct expense	337,229	17,080	—	354,309
Employee compensation	235,818	59,476	49,352	344,646
General and administrative	90,425	41,609	26,782	158,816
Depreciation and amortization	76,670	19,315	—	95,985
Total operating expenses	740,142	137,480	76,134	953,756

Income (loss) from operations	75,574	(25,208)	(76,134)	(25,768)
Add (deduct):
Deferred revenue fair value adjustment (a)	69	—	—	69
Depreciation and amortization	76,670	19,315	—	95,985
Non-cash compensation expense (c)	34,747	7,057	16,337	58,141
Restructuring charges and transaction costs (d)	7,985	214	4,167	12,366
Severance expense (c)	10,553	11,227	4,124	25,904
Litigation, regulatory and other governance related expenses (b)	—	4,163	1,660	5,823
Non-income tax expense adjustment (b)	(153)	(71)	—	(224)
Loss attributable to non-controlling interest	3,082	—	—	3,082
Adjusted EBITDA	$208,527	$16,697	$(49,846)	$175,378
__________________________________________________________
(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$10.2 million was included within general and administrative expense and $2.2 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Key Metrics
(in millions, except accounts, advisors and firms data)
(unaudited)

Envestnet Wealth Solutions Segment

The following table provides information regarding the amount of assets and number of accounts and advisors supported by the Envestnet Wealth Solutions platform:

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2023	2023	2024	2024	2024
Platform Assets
Assets under Management (“AUM”)	$375,408	$416,001	$452,464	$471,978	$510,453
Assets under Administration (“AUA”)	398,082	430,846	471,401	471,479	495,995
Total AUM/A	773,490	846,847	923,865	943,457	1,006,448
Subscription	4,579,248	4,959,514	5,158,180	5,327,939	5,534,404
Total Platform Assets	$5,352,738	$5,806,361	$6,082,045	$6,271,396	$6,540,852
Platform Accounts
AUM	1,614,873	1,640,879	1,688,044	1,752,768	1,802,895
AUA	1,257,094	1,254,962	1,315,442	1,325,370	1,347,685
Total AUM/A	2,871,967	2,895,841	3,003,486	3,078,138	3,150,580
Subscription	16,072,848	16,248,598	16,641,631	16,364,088	16,705,082
Total Platform Accounts	18,944,815	19,144,439	19,645,117	19,442,226	19,855,662
Advisors
AUM/A	38,078	38,697	38,814	38,484	38,809
Subscription	69,318	69,973	70,262	71,568	72,527
Total Advisors	107,396	108,670	109,076	110,052	111,336

The following tables summarize the changes in the amount of AUM/A assets and number of AUM/A accounts:

	Asset Rollforward - Three Months Ended September 30, 2024
	As of June 30,	Gross		Net	Market	As of September 30,
	2024	Sales	Redemptions	Flows	Impact	2024
AUM	$471,978	$32,831	$(19,239)	$13,592	$24,883	$510,453
AUA	471,479	31,382	(29,712)	1,670	22,846	495,995
Total AUM/A	$943,457	$64,213	$(48,951)	$15,262	$47,729	$1,006,448
Fee-Based Accounts	3,078,138			72,442		3,150,580

The above AUM/A gross sales figures for the three months ended September 30, 2024 include $13.6 billion in new client conversions. We onboarded an additional $62.6 billion in subscription conversions during the three months ended September 30, 2024 bringing total conversions for the three months ended September 30, 2024 to $76.2 billion.

	Asset Rollforward - Nine Months Ended September 30, 2024
	As of December 31,	Gross		Net	Market		As of September 30,
	2023	Sales	Redemptions	Flows	Impact	Reclassifications	2024
AUM	$416,001	$97,426	$(57,740)	$39,686	$51,763	$3,003	$510,453
AUA	430,846	109,825	(90,904)	18,921	51,561	(5,333)	495,995
Total AUM/A	$846,847	$207,251	$(148,644)	$58,607	$103,324	$(2,330)	$1,006,448
Fee-Based Accounts	2,895,841			267,305		(12,566)	3,150,580

The above AUM/A gross sales figures for the nine months ended September 30, 2024 include $61.6 billion in new client conversions. We onboarded an additional $243.3 billion in subscription conversions during the nine months ended September 30, 2024 bringing total conversions for the nine months ended September 30, 2024 to $304.9 billion.

Asset and account figures in the “Reclassifications” column for the three and nine months ended September 30, 2024 represent immaterial amounts that were reclassified between AUM, AUA and subscription to reflect updated customer billing arrangements. These reclassifications have no impact on total platform assets or accounts.

Envestnet Data & Analytics Segment

The following table provides information regarding the number of paid end-users and firms using the Envestnet Data & Analytics platform:

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2023	2023	2024	2024	2024
Number of paid end-users	42.3	38.3	43.8	44.3	45.2
Number of firms	1,322	1,324	1,323	1,182	1,166